Form N-SAR

Sub-Item 77E
Legal Proceedings
333-33978, 811-09885

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Adviser Series Annual Report to Shareholders, filed on Form N-CSR on September 24, 2004, accession number 0001110822-04-000009 (File No. 333-33978).